UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 30, 2007

PHH CORPORATION
(Exact name of registrant as specified in its charter)

MARYLAND	1-7797	52-0551284
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Leadenhall Road
Mt. Laurel, New Jersey  08054
(Address of principal executive offices, including zip code)

(856) 917-1744
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 30, 2007, Chesapeake Funding LLC (“Chesapeake”), a wholly-owned subsidiary of PHH Corporation (“PHH”, “Company”, “we” or “our”), entered into a second amendment (the “Second Amendment”) to the Amended and Restated Series 2006-2 Indenture Supplement (the “Series 2006-2 Supplement”) to the Base Indenture, dated as of March 7, 2006, among Chesapeake, as issuer, PHH Vehicle Management Services LLC, our wholly-owned subsidiary, as administrator, JPMorgan Chase Bank, National Association (“JPMorgan”), as administrative agent, certain commercial paper conduit purchasers, certain banks and certain funding agents as set forth therein, and The Bank of New York as successor to JPMorgan, as indenture trustee.  The Series 2006-2 notes have a capacity of $1 billion.  The Second Amendment extends the maturity date of the agreements governing the Series 2006-2 notes from November 30, 2007 to November 28, 2008.  In addition, the Second Amendment provides for certain changes to the fee structure resulting in an increase of 7.5 basis points in commitment fees and 19.0 basis points in program fees.  Because the interest component of our Fleet leasing revenue is generally benchmarked to broader market indices and not the interest rates associated with our vehicle management asset-backed debt, we expect that the increase in fee structure will increase Fleet interest expense without a corresponding increase in Fleet leasing revenue during the term of the Series 2006-2 notes.  The Second Amendment also includes a change in control definition in the Series 2006-2 Supplement that is substantially the same as the change in control definition in our unsecured credit facilities.  The other terms of the Series 2006-2 Supplement remain substantially unchanged with the effectiveness of the Second Amendment.

The foregoing description of the Second Amendment and Series 2006-2 Supplement does not purport to be complete and is qualified in its entirety by reference to the full text of the agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K (the “Form 8-K”) and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information disclosed under Item 1.01 of this Form 8-K is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit 10.1
Second Amendment, dated November 30, 2007, to the Amended and Restated Series 2006-2 Indenture Supplement, dated as of December 1, 2006, among Chesapeake Funding LLC, as issuer, PHH Vehicle Management Services, LLC, as administrator, JPMorgan Chase Bank, National Association, as administrative agent, certain commercial paper conduit purchasers, certain banks, certain funding agents as set forth therein, and The Bank of New York, successor to JPMorgan Chase Bank, National Association, as indenture trustee.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. You should understand that these statements are not guarantees of performance or results and are preliminary in nature. Statements preceded by, followed by or that otherwise include the words “believes”, “expects”, “anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “may result”, “will result”, “may fluctuate” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts.  For example, our statement regarding our expectation that the increase in fee structure will increase Fleet interest expense without a corresponding increase in Fleet leasing revenue during the term of the Series 2006-2 notes is a forward-looking statement.

You should consider the areas of risk described under the heading “Cautionary Note Regarding Forward-Looking Statements” in our periodic reports under the Securities Exchange Act of 1934, as amended, and those risk factors included as “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2006 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, in connection with any forward-looking statements that may be made by us and our businesses generally. Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to release publicly any updates or revisions to any forward-looking statements, to report events or to report the occurrence of unanticipated events unless required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHH CORPORATION

	By:	/s/ Clair M. Raubenstine
	Name:	Clair M. Raubenstine
	Title:	Executive Vice President and Chief Financial Officer

Dated: December 6, 2007